EXHIBIT 22.01

                  SUBSIDIARIES OF PARK ELECTROCHEMICAL CORP.



  The following table lists Park's subsidiaries and the jurisdiction in which each such subsidiary is organized.



                                              Jurisdiction of
                     Name                      Incorporation

      Dielectric Polymers, Inc.                    Massachusetts
      FiberCote Industries, Inc.                   Connecticut
      Grand Rapids Die Casting Corp.               Michigan
      Metclad S.A.                                 France
      Nelco International Corporation              Delaware
      Nelco GmbH                                   West Germany
      Nelco Products, Inc.                         Delaware
      Nelco Products Pte. Ltd.                     Singapore
      Nelco S.A.                                   France
      Nelco Technology, Inc.                       Arizona
      Neltec, Inc.                                 Delaware
      Neluk, Inc.                                  Delaware
      New England Laminates Co., Inc.              New York
      New England Laminates (U.K.) Ltd.            England
      Park Advanced Product Development Corp.      New York
      Technocharge Limited                         England
      Zin-Plas Corporation                         Michigan
      Zin-Plas of Canada, Inc.                     Canada
      Zin-Plas Marketing and Business
       Development Corporation                     Michigan